Washington Real Estate Investment Trust
First Quarter 2017

Watergate 600, Acquired April 4, 2017
Washington, DC

Supplemental Operating and Financial Data
Contact:	1775 Eye Street, NW
Tejal R. Engman	Suite 1000
Director of Investor Relations	Washington, DC 20006
E-mail: tengman@washreit.com	(202) 774-3200
(301) 984-9610 fax

Company Background and Highlights
First Quarter 2017
Washington Real Estate Investment Trust ("Washington REIT") is a self-administered equity real estate investment trust investing in income-producing properties in the greater Washington, DC region. Washington REIT has a diversified portfolio with investments in office, retail, and multifamily properties and land for development.

First Quarter 2017 Highlights

Net income attributable to controlling interests was $6.6 million, or $0.09 per diluted share, compared to $2.4 million, or $0.03 per diluted share, in the first quarter 2016. NAREIT Funds from Operations (FFO) of $32.7 million, or $0.43 per diluted share, compared to $28.4 million, or $0.41 per diluted share in the first quarter of 2016. Additional highlights are as below:

•	Reported Core FFO of $0.44 per diluted share

•	Grew same-store Net Operating Income (NOI) by 10.4% year-over-year

•	Grew same-store NOI by 15.6% for the office, 7.9% for the retail and 4.0% for the multifamily portfolios year-over-year

•	Increased same-store ending occupancy by 320 basis points year-over-year to 93.7%

•	Announced the acquisition of Watergate 600, a 309,000 square foot office building in Washington, DC for $135.0 million in a transaction completed subsequent to quarter-end

•	Raised the bottom and top ends of the 2017 Core FFO guidance range by two cents to $1.76 to $1.84 from $1.74 to $1.82 per diluted share

Of the 195,000 square feet of commercial leases signed, there were 44,000 square feet of new leases and 151,000 square feet of renewal leases. New leases had an average rental rate increase of 25.6% over expiring lease rates and a weighted average lease term of 8.1 years. Commercial tenant improvement costs were $53.84 per square foot and leasing commissions were $17.72 per square foot for new leases. Renewal leases had an average rental rate increase of 22.7% from expiring lease rates and a weighted average lease term of 9.9 years. Commercial tenant improvement costs were $64.76 per square foot and leasing commissions were $20.58 per square foot for renewal leases.

On April 4, 2017, Washington REIT completed the acquisition of Watergate 600, a 309,000 square foot iconic office building on the Potomac riverfront in Washington, DC for $135.0 million in a transaction that is structured to include the issuance of units for a portion of the purchase price.

In January 2017, Washington REIT refinanced pre-payable and maturing secured debt by drawing the remaining $50.0 million on the seven-year $150.0 million unsecured term loan, which is scheduled to mature in July, 2023. Washington REIT entered into a forward swap from floating interest rates to a 2.86% all-in fixed interest rate for $150.0 million commencing on March 31, 2017.

Year-to-date, the Company issued 2,070,000 shares at an average price of $31.44 per share through the Company’s At-the-Market (ATM) program, raising gross proceeds of $65.1 million to maintain balance sheet strength.

As of March 31, 2017, Washington REIT owned a diversified portfolio of 49 properties, totaling approximately 6 million square feet of commercial space and 4,480 multifamily units, and land held for development. These 49 properties consist of 19 office properties, 16 retail centers and 14 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Company Background and Highlights
First Quarter 2017

Net Operating Income Contribution by Sector - First Quarter 2017

Multifamily
29%
(4,480 units)
Office
47%
(3.7 million sq ft)
Retail
24%
(2.3 million sq ft)
Crate&Barrel

Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2016 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

Three Months Ended
OPERATING RESULTS	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Real estate rental revenue	$77,501	$76,952	$79,770	$79,405	$77,137
Real estate expenses	(27,863)	(28,940)	(29,164)	(28,175)	(28,734)
49,638	48,012	50,606	51,230	48,403
Real estate depreciation and amortization	(26,069)	(26,302)	(30,905)	(25,161)	(26,038)
Income from real estate	23,569	21,710	19,701	26,069	22,365
Interest expense	(11,405)	(11,773)	(13,173)	(13,820)	(14,360)
Other income	77	92	83	83	39
Acquisition costs	—	—	—	(1,024)	(154)
Casualty gain	—	—	—	676	—
Gain on sale of real estate	—	—	77,592	24,112	—
General and administrative	(5,626)	(4,527)	(4,539)	(4,968)	(5,511)
Income tax (expense) benefit	—	(76)	(2)	693	—
Net income	6,615	5,426	79,662	31,821	2,379
Less: Net loss from noncontrolling interests	19	19	12	15	5
Net income attributable to the controlling interests	$6,634	$5,445	$79,674	$31,836	$2,384
Per Share Data:
Net income attributable to the controlling interests	$0.09	$0.07	$1.07	$0.44	$0.03
Fully diluted weighted average shares outstanding	74,966	74,779	74,133	71,912	68,488
Percentage of Revenues:
Real estate expenses	36.0%	37.6%	36.6%	35.5%	37.3%
General and administrative	7.3%	5.9%	5.7%	6.3%	7.1%
Ratios:
Adjusted EBITDA / Interest expense	3.9	x	3.7	x	3.5	x	3.4	x	3.0	x
Net income attributable to the controlling interests / Real estate rental revenue	8.6%	7.1%	99.9%	40.1%	3.1%

Consolidated Balance Sheets (In thousands) (Unaudited)

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Assets
Land	$573,315	$573,315	$573,315	$573,315	$561,256
Income producing property	2,123,807	2,112,088	2,092,201	2,072,166	2,095,306
	2,697,122	2,685,403	2,665,516	2,645,481	2,656,562
Accumulated depreciation and amortization	(680,231)	(657,425)	(634,945)	(613,194)	(714,689)
Net income producing property	2,016,891	2,027,978	2,030,571	2,032,287	1,941,873
Development in progress, including land held for development	42,914	40,232	37,463	35,760	27,313
Total real estate held for investment, net	2,059,805	2,068,210	2,068,034	2,068,047	1,969,186
Investment in real estate held for sale, net	—	—	—	41,704	—
Cash and cash equivalents	15,214	11,305	8,588	22,379	23,575
Restricted cash	1,430	6,317	10,091	11,054	9,889
Rents and other receivables, net of allowance for doubtful accounts	69,038	64,319	62,989	58,970	63,863
Prepaid expenses and other assets	108,622	103,468	100,788	99,150	118,790
Other assets related to properties sold or held for sale	—	—	—	5,147	—
Total assets	$2,254,109	$2,253,619	$2,250,490	$2,306,451	$2,185,303
Liabilities
Notes payable	$893,424	$843,084	$744,063	$743,769	$743,475
Mortgage notes payable	97,814	148,540	251,232	252,044	333,853
Lines of credit	123,000	120,000	125,000	269,000	215,000
Accounts payable and other liabilities	50,684	46,967	54,629	52,722	56,348
Dividend payable	—	22,414	—	—	—
Advance rents	11,948	11,750	10,473	10,178	11,589
Tenant security deposits	9,002	8,802	8,634	8,290	9,604
Liabilities related to properties sold or held for sale	—	—	—	2,338	—
Total liabilities	1,185,872	1,201,557	1,194,031	1,338,341	1,369,869
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized	757	746	745	737	683
Additional paid-in capital	1,400,093	1,368,636	1,368,438	1,338,101	1,193,750
Distributions in excess of net income	(342,020)	(326,047)	(309,042)	(366,352)	(376,041)
Accumulated other comprehensive loss	8,346	7,611	(4,870)	(5,609)	(4,225)
Total shareholders' equity	1,067,176	1,050,946	1,055,271	966,877	814,167
Noncontrolling interests in subsidiaries	1,061	1,116	1,188	1,233	1,267
Total equity	1,068,237	1,052,062	1,056,459	968,110	815,434
Total liabilities and equity	$2,254,109	$2,253,619	$2,250,490	$2,306,451	$2,185,303

Funds from Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Funds from operations(1)
Net income	$6,615	$5,426	$79,662	$31,821	$2,379
Real estate depreciation and amortization	26,069	26,302	30,905	25,161	26,038
Gain on sale of depreciable real estate	—	—	(77,592)	(24,112)	—
NAREIT funds from operations (FFO)	32,684	31,728	32,975	32,870	28,417
Casualty (gain)	—	—	—	(676)	—
Severance expense	—	—	242	126	460
Relocation expense	—	—	16	—	—
Acquisition and structuring expenses	215	118	37	1,107	259
Core FFO (1)	$32,899	$31,846	$33,270	$33,427	$29,136

Allocation to participating securities(2)	(78)	(32)	(200)	(99)	(90)

NAREIT FFO per share - basic	$0.44	$0.42	$0.44	$0.46	$0.41
NAREIT FFO per share - fully diluted	$0.43	$0.42	$0.44	$0.46	$0.41
Core FFO per share - fully diluted	$0.44	$0.43	$0.45	$0.46	$0.42

Common dividend per share	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	74,854	74,592	73,994	71,719	68,301
Average shares - fully diluted	74,966	74,779	74,133	71,912	68,488
(1) See "Supplemental Definitions" on page 29 of this supplemental for the definitions of FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Funds Available for Distribution (In thousands, except per share data) (Unaudited)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Funds available for distribution (FAD)(1)
NAREIT FFO	$32,684	$31,728	$32,975	$32,870	$28,417
Tenant improvements and incentives	(5,942)	(4,822)	(4,889)	(7,639)	(1,543)
External and internal leasing commissions	(2,523)	(3,403)	(1,251)	(3,350)	(1,015)
Recurring capital improvements	(405)	(1,660)	(1,146)	(1,237)	(908)
Straight-line rent, net	(849)	(603)	(682)	(880)	(683)
Non-cash fair value interest expense	(302)	47	46	44	42
Non-real estate depreciation and amortization of debt costs	899	873	846	876	950
Amortization of lease intangibles, net	850	900	898	853	943
Amortization and expensing of restricted share and unit compensation	1,130	737	292	850	1,519
Funds available for distribution (FAD)	25,542	23,797	27,089	22,387	27,722
Non-share-based severance expense	—	—	242	126	39
Relocation expense	—	—	16	—	—
Acquisition and structuring expenses	215	118	37	1,107	259
Casualty (gain)	—	—	—	(676)	—
Core FAD (1)	$25,757	$23,915	$27,384	$22,944	$28,020

(1) See "Supplemental Definitions" on page 29 of this supplemental for the definitions of FAD and Core FAD.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Adjusted EBITDA (1)
Net income	$6,615	$5,426	$79,662	$31,821	$2,379
Add:
Interest expense	11,405	11,773	13,173	13,820	14,360
Real estate depreciation and amortization	26,069	26,302	30,905	25,161	26,038
Income tax expense (benefit)	—	76	2	(693)	—
Casualty (gain)	—	—	—	(676)	—
Non-real estate depreciation	116	119	101	152	152
Severance expense	—	—	242	126	460
Relocation expense	—	—	16	—	—
Acquisition and structuring expenses	215	118	37	1,107	259
Less:
Net loss (gain) on sale of real estate	—	—	(77,592)	(24,112)	—
Adjusted EBITDA	$44,420	$43,814	$46,546	$46,706	$43,648

(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain on sale of real estate, casualty and real estate impairment, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expense, gain from non-disposal activities and allocations to noncontrolling interests. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Balances Outstanding

Secured
Mortgage note payable, net	$97,814	$148,540	$251,232	$252,044	$333,853
Unsecured
Fixed rate bonds	595,315	595,067	594,905	594,658	594,411
Term loans	298,109	248,017	149,158	149,111	149,064
Credit facility	123,000	120,000	125,000	269,000	215,000
Unsecured total	1,016,424	963,084	869,063	1,012,769	958,475
Total	$1,114,238	$1,111,624	$1,120,295	$1,264,813	$1,292,328

Weighted Average Interest Rates

Secured
Mortgage note payable, net	4.5%	4.0%	5.3%	5.3%	5.4%
Unsecured
Fixed rate bonds	4.7%	4.7%	4.7%	4.7%	4.7%
Term loans (1)	2.8%	2.6%	2.7%	2.7%	2.7%
Credit facility	2.0%	1.6%	1.5%	1.4%	1.4%
Unsecured total	3.8%	3.8%	3.9%	3.6%	3.7%
Weighted Average	3.9%	3.8%	4.2%	3.9%	4.1%

(1) Washington REIT has entered into interest rate swaps to effectively fix the floating interest rates on its term loans (see page 10 of this Supplemental)

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 10 of this Supplemental).

Long Term Debt Maturities (in thousands, except average interest rates)
, except per share data)

	Future Maturities of Debt
Year	Secured Debt	Unsecured Debt		Credit Facilities		Total Debt	Avg Interest Rate
2017	$—	$—		$—		$—
2018	—	—		—		—
2019	31,280	—		123,000	(1)	154,280	2.7%
2020	—	250,000		—		250,000	5.1%
2021	—	150,000	(2)	—		150,000	2.7%
2022	44,517	300,000		—		344,517	4.0%
2023	—	150,000	(3)	—		150,000	2.8%
2024	—	—		—		—
2025	—	—		—		—
2026	—	—		—		—
2027	—	—		—		—
Thereafter	—	50,000		—		50,000	7.4%
Scheduled principal payments	$75,797	$900,000		$123,000		$1,098,797	3.9%
Scheduled amortization payments	18,342	—		—		18,342	4.8%
Net discounts/premiums	4,052	(1,873)		—		2,179
Loan costs, net of amortization	(377)	(4,703)		—		(5,080)
Total maturities	$97,814	$893,424		$123,000		$1,114,238	3.9%
Weighted average maturity =4.8 years

(1) Maturity date for credit facility may be extended for up to two additional 6-month periods at Washington REIT's option.
(2) Washington REIT entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate commencing October 15, 2015.
(3) Washington REIT entered into interest rate swaps to effectively fix a LIBOR plus 165 basis points floating interest rate to a 2.86% all-in fixed interest rate commencing March 31, 2017.

Debt Covenant Compliance

	Unsecured Notes Payable		Unsecured Line of Credit and Term Loans
	Quarter Ended March 31, 2017	Covenant	Quarter Ended March 31, 2017	Covenant
% of Total Indebtedness to Total Assets(1)	39.6%	≤ 65.0%	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.9	≥ 1.5	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	3.5%	≤ 40.0%	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.6	≥ 1.5	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	34.5%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.77	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	3.1%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	33.5%	≤ 60.0%
Ratio of Unencumbered Adjusted Net Operating Income to Consolidated Unsecured Interest Expense	N/A	N/A	4.76	≥ 1.75

(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

	Three Months Ended
	3/31/2017		12/31/2016		9/30/2016		6/30/2016		3/31/2016
Market Data

Shares Outstanding	$75,702		$74,606		$74,579		$73,651		$68,326
Market Price per Share	31.28		32.69		31.12		31.46		29.21
Equity Market Capitalization	$2,367,959		$2,438,870		$2,320,898		$2,317,060		$1,995,802

Total Debt	$1,114,238		$1,111,624		$1,120,295		$1,264,813		$1,292,328
Total Market Capitalization	$3,482,197		$3,550,494		$3,441,193		$3,581,873		$3,288,130

Total Debt to Market Capitalization	0.32	:1	0.31	:1	0.33	:1	0.35	:1	0.39	:1

Earnings to Fixed Charges(1)	1.6x		1.4x		6.9x		3.3x		1.2x
Debt Service Coverage Ratio(2)	3.6x		3.4x		3.3x		3.2x		2.8x

Dividend Data	Three Months Ended
	3/31/2017		12/31/2016		9/30/2016		6/30/2016		3/31/2016
Total Dividends Declared	$22,607		$22,414		$22,365		$22,147		$20,644
Common Dividend Declared per Share	$0.30		$0.30		$0.30		$0.30		$0.30

(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratios for the three months ended September 30, 2016 and June 30, 2016 include gains on the sale of real estate of $77.6 million and $24.1 million, respectively.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 8) by interest expense and principal amortization.

Same-Store Portfolio Net Operating Income (NOI) Growth & Rental Rate Growth 2016 vs. 2015

	Three Months Ended March 31,			Rental Rate
	2017	2016	% Change	Growth
Cash Basis:
Multifamily	$11,116	$10,698	3.9%	1.2%
Office	21,474	18,651	15.1%	0.5%
Retail	11,508	10,653	8.0%	0.5%
Overall Same-Store Portfolio (1)	$44,098	$40,002	10.2%	0.7%

GAAP Basis:
Multifamily	$11,112	$10,686	4.0%	1.3%
Office	21,311	18,443	15.6%	1.0%
Retail	11,842	10,974	7.9%	0.6%
Overall Same-Store Portfolio (1)	$44,265	$40,103	10.4%	1.0%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Dulles Station II, Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended March 31, 2017
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$18,256	$34,082	$15,705	$—	$68,043
Non same-store - acquired and in development (1)	5,513	3,945	—	—	9,458
Total	23,769	38,027	15,705	—	77,501
Real estate expenses
Same-store portfolio	7,144	12,771	3,863	—	23,778
Non same-store - acquired and in development (1)	2,442	1,643	—	—	4,085
Total	9,586	14,414	3,863	—	27,863
Net Operating Income (NOI)
Same-store portfolio	11,112	21,311	11,842	—	44,265
Non same-store - acquired and in development (1)	3,071	2,302	—	—	5,373
Total	$14,183	$23,613	$11,842	$—	$49,638

Same-store portfolio NOI (from above)	$11,112	$21,311	$11,842	$—	$44,265
Straight-line revenue, net for same-store properties	3	(617)	(156)	—	(770)
FAS 141 Min Rent	1	49	(227)	—	(177)
Amortization of lease intangibles for same-store properties	—	731	49	—	780
Same-store portfolio cash NOI	$11,116	$21,474	$11,508	$—	$44,098
Reconciliation of NOI to net income
Total NOI	$14,183	$23,613	$11,842	$—	$49,638
Depreciation and amortization	(7,490)	(14,672)	(3,707)	(200)	(26,069)
General and administrative	—	—	—	(5,626)	(5,626)
Interest expense	(978)	(148)	(194)	(10,085)	(11,405)
Other income	—	—	—	77	77
Net income (loss)	5,715	8,793	7,941	(15,834)	6,615
Net loss attributable to noncontrolling interests	—	—	—	19	19
Net income (loss) attributable to the controlling interests	$5,715	$8,793	$7,941	$(15,815)	$6,634
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended March 31, 2016
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$17,939	$30,732	$15,380	$—	$64,051
Non same-store - acquired and in development (1)	—	13,086	—	—	13,086
Total	17,939	43,818	15,380	—	77,137

Real estate expenses
Same-store portfolio	7,253	12,289	4,406	—	23,948
Non same-store - acquired and in development (1)	—	4,786		—	4,786
Total	7,253	17,075	4,406	—	28,734

Net Operating Income (NOI)
Same-store portfolio	10,686	18,443	10,974	—	40,103
Non same-store - acquired and in development (1)	—	8,300	—	—	8,300
Total	$10,686	$26,743	$10,974	$—	$48,403

Same-store portfolio NOI (from above)	$10,686	$18,443	$10,974	$—	$40,103
Straight-line revenue, net for same-store properties	11	(490)	(116)	—	(595)
FAS 141 Min Rent	1	113	(254)	—	(140)
Amortization of lease intangibles for same-store properties	—	585	49	—	634
Same-store portfolio cash NOI	$10,698	$18,651	$10,653	$—	$40,002

Reconciliation of NOI to net income
Total NOI	$10,686	$26,743	$10,974	$—	$48,403
Depreciation and amortization	(5,403)	(16,783)	(3,609)	(243)	(26,038)
General and administrative	—	—	—	(5,511)	(5,511)
Interest expense	(2,243)	(2,527)	(216)	(9,374)	(14,360)
Other income	—	—	—	39	39
Acquisition costs	—	—	—	(154)	(154)
Net income (loss)	3,040	7,433	7,149	(15,243)	2,379
Net income attributable to noncontrolling interests	—	—	—	5	5
Net income (loss) attributable to the controlling interests	$3,040	$7,433	$7,149	$(15,238)	$2,384
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Net Operating Income (NOI) by Region

Percentage of NOI
Q1 2017
DC
Multifamily	5.9%
Office	24.1%
Retail	1.9%
31.9%
Maryland
Multifamily	2.3%
Retail	14.4%
16.7%
Virginia
Multifamily	20.3%
Office	23.5%
Retail	7.6%
51.4%

Total Portfolio	100.0%

Same-Store Portfolio and Overall Ending Occupancy Levels by Sector

	Ending Occupancy - Same-Store Properties (1), (2)
Sector	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Multifamily (calculated on a unit basis)	94.8%	95.6%	92.4%	94.6%	95.2%

Multifamily	94.2%	95.2%	94.8%	94.2%	94.5%
Office	93.1%	91.7%	91.0%	86.9%	86.3%
Retail	93.8%	95.7%	95.6%	92.1%	91.2%

Overall Portfolio	93.7%	94.0%	93.6%	90.8%	90.5%

	Ending Occupancy - All Properties (2)
Sector	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Multifamily (calculated on a unit basis)	94.6%	94.7%	94.5%	94.7%	95.2%

Multifamily	94.2%	94.5%	94.2%	94.4%	94.5%
Office	92.4%	91.1%	90.5%	87.5%	87.8%
Retail	93.8%	95.7%	95.6%	92.1%	91.2%

Overall Portfolio	93.5%	93.5%	93.2%	91.1%	90.6%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

(2) Ending occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except for the rows labeled "Multifamily (calculated on a unit basis)," on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period.

Same-Store Portfolio and Overall Economic Occupancy Levels by Sector

	Economic Occupancy - Same-Store Properties(1)
Sector	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Multifamily	94.8%	95.1%	95.2%	95.0%	93.9%
Office	93.6%	91.9%	89.9%	85.7%	84.5%
Retail	92.1%	93.6%	91.8%	89.3%	89.7%

Overall Portfolio	93.6%	93.2%	91.8%	89.0%	88.2%

	Economic Occupancy - All Properties
Sector	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Multifamily	94.0%	94.4%	94.6%	95.3%	93.9%
Office	92.0%	91.1%	89.5%	86.6%	86.9%
Retail	92.1%	93.6%	91.8%	89.3%	89.7%

Overall Portfolio	92.7%	92.6%	91.5%	89.3%	89.0%

(1) Non same-store properties were:
Acquisitions:
Multifamily - Riverside Apartments
Development/Redevelopment:
Office - The Army Navy Building and Braddock Metro Center
Sold properties:
Office - Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

Development/Re-development Summary

Property and Location	Total Rentable Square Feet or # of Units	Anticipated Total Cash Cost (1) (in thousands)	Cash Cost to Date (1) (in thousands)	Anticipated Construction Completion Date	Leased % as of 3/31/2017
Development Summary
Trove (Wellington land parcel), Arlington, VA	401 units	$122,252	$18,911	third quarter 2019 (2)	N/A

Re-development Summary
The Army Navy Building (3), Washington DC	108,000 square feet	$4,045	$2,203	second quarter 2017	55%
Spring Valley Village, Washington DC	14,000 additional square feet	$4,496	$887	fourth quarter 2017	N/A

(1) Represents anticipated/actual cash expenditures, and excludes allocations of capitalized corporate overhead costs and interest.

(2) This development project has two phases: Phase I consists of two buildings totaling 226 units and a garage, with delivery of units anticipated to commence in third quarter 2019; Phase II consists of one building with 175 units, anticipated to commence in third quarter 2020.

(3) This re-development project primarily consists of adding amenities, to include a lounge and conference center with access to the rooftop and a renovated penthouse, and upgrading the building's lobby and other common areas.

Commercial Leasing Summary - New Leases

	1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016		2nd Quarter 2016		1st Quarter 2016
Gross Leasing Square Footage
Office Buildings	36,102		39,047		60,538		28,154		32,249
Retail Centers	8,355		10,362		1,342		6,313		11,777
Total	44,457		49,409		61,880		34,467		44,026
Weighted Average Term (years)
Office Buildings	8.5		4.9		6.4		6.1		7.7
Retail Centers	6.2		9.2		8.3		8.0		9.8
Total	8.1		5.8		6.4		6.5		8.3
Weighted Average Free Rent Period (months) (1)
Office Buildings	9.1		3.0		6.1		5.9		7.5
Retail Centers	2.7		1.0		3.9		1.2		7.6
Total	8.0		2.5		6.1		5.3		7.5

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$32.50	$33.83	$40.36	$42.92	$39.31	$39.01	$34.80	$35.43	$30.91	$31.78
Retail Centers	37.15	35.16	38.26	38.99	43.67	46.15	28.92	29.11	11.93	12.04
Total	$33.37	$34.08	$39.92	$42.10	$39.40	$39.17	$33.73	$34.27	$25.83	$26.50

Rate on new leases
Office Buildings	$43.20	$38.67	$42.64	$39.96	$44.06	$40.80	$39.83	$37.09	$40.60	$36.84
Retail Centers	36.39	34.46	44.14	40.37	60.89	55.00	28.13	26.45	16.22	14.45
Total	$41.92	$37.88	$42.96	$40.05	$44.42	$41.10	$37.69	$35.14	$34.08	$30.85

Percentage Increase
Office Buildings	33.0%	14.3%	5.7%	(6.9)%	12.1%	4.6%	14.5%	4.7%	31.4%	15.9%
Retail Centers	(2.1)%	(2.0)%	15.4%	3.5%	39.4%	19.2%	(2.7)%	(9.1)%	35.9%	20.0%
Total	25.6%	11.1%	7.6%	(4.9)%	12.7%	4.9%	11.8%	2.5%	31.9%	16.4%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$2,333,378	$64.63	$1,244,745	$31.88	$2,682,882	$44.32	$1,356,810	$48.19	$1,571,632	$48.73
Retail Centers	60,030	7.18	307,953	29.72	—	—	111,840	17.72	203,276	17.26
Subtotal	$2,393,408	$53.84	$1,552,698	$31.43	$2,682,882	$43.36	$1,468,650	$42.61	$1,774,908	$40.31
Leasing Commissions (1)
Office Buildings	$688,811	$19.08	$424,951	$10.88	$890,195	$14.70	$375,882	$13.35	$505,349	$15.67
Retail Centers	98,930	11.84	212,162	20.48	39,380	29.34	80,461	12.75	103,983	8.83
Subtotal	$787,741	$17.72	$637,113	$12.89	$929,575	$15.02	$456,343	$13.24	$609,332	$13.84
Tenant Improvements and Leasing Commissions
Office Buildings	$3,022,189	$83.71	$1,669,696	$42.76	$3,573,077	$59.02	$1,732,692	$61.54	$2,076,981	$64.40
Retail Centers	158,960	19.02	520,115	50.20	39,380	29.34	192,301	30.47	307,259	26.09
Total	$3,181,149	$71.56	$2,189,811	$44.32	$3,612,457	$58.38	$1,924,993	$55.85	$2,384,240	$54.15

Commercial Leasing Summary - Renewal Leases

	1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016		2nd Quarter 2016		1st Quarter 2016
Gross Leasing Square Footage
Office Buildings	104,283		64,956		151,722		30,787		193,275
Retail Centers	47,279		65,934		74,535		9,076		27,243
Total	151,562		130,890		226,257		39,863		220,518
Weighted Average Term (years)
Office Buildings	11.8		4.9		3.7		4.6		7.1
Retail Centers	5.7		4.9		4.7		6.3		11.6
Total	9.9		4.9		4.0		5.0		7.6
Weighted Average Free Rent Period (months) (1)
Office Buildings	12.1		3.1		2.4		4.4		7.9
Retail Centers	—		—		—		0.7		5.1
Total	9.1		1.8		1.8		3.3		7.5

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$46.52	$50.00	$43.31	$43.62	$35.85	$36.37	$30.13	$31.53	$36.53	$38.93
Retail Centers	32.13	33.61	27.52	27.66	25.03	25.28	32.56	47.14	24.53	26.67
Total	$42.03	$44.88	$35.36	$35.58	$32.28	$32.72	$30.69	$35.08	$35.04	$37.42

Rate on new leases
Office Buildings	$58.13	$50.05	$46.84	$44.18	$42.20	$40.38	$34.42	$32.44	$40.55	$37.12
Retail Centers	37.10	35.64	30.27	29.81	27.61	26.58	41.78	46.62	41.49	35.39
Total	$51.57	$45.56	$38.49	$36.94	$37.39	$35.84	$36.10	$35.67	$40.66	$36.90

Percentage Increase
Office Buildings	25.0%	0.1%	8.1%	1.3%	17.7%	11.0%	14.2%	2.9%	11.0%	(4.7)%
Retail Centers	15.5%	6.0%	10.0%	7.8%	10.3%	5.1%	28.3%	(1.1)%	69.2%	32.7%
Total	22.7%	1.5%	8.9%	3.8%	15.8%	9.5%	17.6%	1.7%	16.0%	(1.4)%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$9,703,224	$93.05	$1,068,629	$16.45	$2,243,523	$14.79	$153,365	$4.98	$6,945,781	$35.94
Retail Centers	111,925	2.37	56,940	0.86	—	—	—	—	626,200	22.99
Subtotal	$9,815,149	$64.76	$1,125,569	$8.60	$2,243,523	$9.92	$153,365	$3.85	$7,571,981	$34.34
Leasing Commissions (1)
Office Buildings	$2,981,750	$28.59	$735,713	$11.33	$780,080	$5.14	$198,223	$6.44	$2,801,717	$14.50
Retail Centers	137,765	2.91	120,858	1.83	124,121	1.67	74,824	8.24	394,380	14.48
Subtotal	$3,119,515	$20.58	$856,571	$6.54	$904,201	$4.00	$273,047	$6.85	$3,196,097	$14.49
Tenant Improvements and Leasing Commissions
Office Buildings	$12,684,974	$121.64	$1,804,342	$27.78	$3,023,603	$19.93	$351,588	$11.42	$9,747,498	$50.44
Retail Centers	249,690	5.28	177,798	2.69	124,121	1.67	74,824	8.24	1,020,580	37.47
Total	$12,934,664	$85.34	$1,982,140	$15.14	$3,147,724	$13.92	$426,412	$10.70	$10,768,078	$48.83

10 Largest Tenants - Based on Annualized Commercial Income
March 31, 2017

Tenant	Number of Buildings	Weighted Average Remaining Lease Term in Months	Percentage of Aggregate Portfolio Annualized Commercial Income	Aggregate Rentable Square Feet	Percentage of Aggregate Occupied Square Feet
World Bank	1	45	6.10%	210,354	3.80%
Advisory Board Company	2	26	4.02%	199,762	3.61%
Capital One	5	57	3.23%	148,742	2.69%
Engility Corporation	1	6	2.88%	134,126	2.43%
Squire Patton Boggs (USA) LLP (1)	1	1	2.70%	110,566	2.00%
Booz Allen Hamilton, Inc.	1	106	2.57%	222,989	4.03%
Epstein, Becker & Green, P.C.	1	129	1.66%	60,544	1.10%
Hughes Hubbard & Reed LLP	1	171	1.64%	54,154	0.98%
Alexandria City School Board	1	146	1.32%	84,693	1.53%
Morgan Stanley Smith Barney Financing	1	47	1.15%	49,395	0.89%
Total/Weighted Average		62	27.27%	1,275,325	23.06%

(1) The spaced leased to Squire Patton Boggs (USA) LLP is currently subleased to Advisory Board Company, who has signed an extension to make the lease coterminous with the remaining Advisory Board Company leases expiring on May 31, 2019.

Industry Diversification - Office
March 31, 2017

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Office:
Professional, Scientific, and Technical Services (excluding legal services)	$48,483,617	36.73%	1,386,687	41.03%
Finance and Insurance	22,706,665	17.20%	487,270	14.42%
Legal Services	14,546,311	11.02%	316,601	9.37%
Political, Civic and Social Organizations	12,289,870	9.31%	303,565	8.98%
Information	8,501,846	6.44%	195,413	5.78%
Health Care and Social Assistance	5,239,756	3.97%	153,448	4.54%
Educational Services	4,622,502	3.50%	144,870	4.29%
Wholesale Trade	4,517,830	3.42%	103,177	3.05%
Miscellaneous:
Administrative and Support and Waste Management and Remediation Services	2,964,591	2.25%	68,960	2.04%
Real Estate and Rental and Leasing	1,770,715	1.34%	42,052	1.24%
Accommodation and Food Services	1,731,972	1.31%	43,599	1.29%
Public Administration	1,646,056	1.25%	45,928	1.36%
Other	2,980,284	2.26%	88,191	2.61%
Total	$132,002,015	100.00%	3,379,761	100.00%
Note: Federal government tenants comprise less than 1.0% of annualized base rental revenue.

Industry Diversification - Retail
March 31, 2017

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Retail:
Wholesale Trade	$27,764,522	57.89%	1,506,206	71.26%
Accommodation and Food Services	7,375,128	15.38%	223,634	10.58%
Finance and Insurance	4,171,893	8.70%	56,299	2.66%
Other Services (except Public Administration/Government)	3,453,505	7.20%	108,404	5.13%
Arts, Entertainment, and Recreation	1,961,674	4.09%	115,586	5.47%
Health Care and Social Assistance	1,206,617	2.52%	31,602	1.49%
Miscellaneous:
Manufacturing	546,986	1.14%	17,547	0.83%
Educational Services	424,965	0.89%	25,598	1.21%
Information (Broadcasting, Publishing, Telecommunications)	354,305	0.74%	8,347	0.39%
Other	694,888	1.45%	20,740	0.98%
Total	$47,954,483	100.00%	2,113,963	100.00%

Lease Expirations
March 31, 2017

Year	Number of Leases	Rentable Square Feet	Percent of Rentable Square Feet	Annualized Rent (1)	Average Rental Rate	Percent of Annualized Rent (1)
Office:
2017	43	432,471	11.96%	$17,210,006	$39.79	10.66%
2018	43	225,386	6.24%	9,384,424	41.64	5.81%
2019	59	565,001	15.63%	24,083,612	42.63	14.92%
2020	45	398,525	11.02%	19,308,917	48.45	11.96%
2021	58	432,436	11.96%	18,707,052	43.26	11.59%
2022 and thereafter	167	1,561,005	43.19%	72,761,161	46.61	45.06%
	415	3,614,824	100.00%	$161,455,172	44.66	100.00%
Retail:
2017	19	60,031	2.83%	$1,940,345	$32.32	3.70%
2018	36	334,268	15.74%	4,828,539	14.45	9.22%
2019	33	165,307	7.78%	4,626,849	27.99	8.83%
2020	41	437,339	20.59%	7,831,476	17.91	14.95%
2021	23	218,039	10.26%	3,891,705	17.85	7.43%
2022 and thereafter	137	909,353	42.80%	29,273,893	32.19	55.87%
	289	2,124,337	100.00%	$52,392,807	24.66	100.00%
Total:
2017	62	492,502	8.58%	$19,150,351	$38.88	8.96%
2018	79	559,654	9.75%	14,212,963	25.40	6.65%
2019	92	730,308	12.73%	28,710,461	39.31	13.43%
2020	86	835,864	14.56%	27,140,393	32.47	12.69%
2021	81	650,475	11.33%	22,598,757	34.74	10.57%
2022 and thereafter	304	2,470,358	43.05%	102,035,054	41.30	47.70%
	704	5,739,161	100.00%	$213,847,979	37.26	100.00%

(1) Annualized Rent is equal to the rental rate effective at lease expiration (cash basis) multiplied by 12.

Schedule of Properties
March 31, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	Leased %
Office Buildings
515 King Street	Alexandria, VA	1992	1966	75,000	94%
Courthouse Square	Alexandria, VA	2000	1979	118,000	94%
Braddock Metro Center	Alexandria, VA	2011	1985	348,000	99%
1600 Wilson Boulevard	Arlington, VA	1997	1973	170,000	100%
Fairgate at Ballston	Arlington, VA	2012	1988	143,000	95%
Monument II	Herndon, VA	2007	2000	208,000	84%
925 Corporate Drive	Stafford, VA	2010	2007	134,000	73%
1000 Corporate Drive	Stafford, VA	2010	2009	137,000	82%
Silverline Center	Tysons, VA	1997	1972/1986/1999/2014	544,000	98%
John Marshall II	Tysons, VA	2011	1996/2010	223,000	100%
1901 Pennsylvania Avenue	Washington, DC	1977	1960	102,000	85%
1220 19th Street	Washington, DC	1995	1976	103,000	99%
1776 G Street	Washington, DC	2003	1979	265,000	94%
2000 M Street	Washington, DC	2007	1971	231,000	100%
2445 M Street	Washington, DC	2008	1986	290,000	100%
1140 Connecticut Avenue	Washington, DC	2011	1966	183,000	90%
1227 25th Street	Washington, DC	2011	1988	136,000	99%
Army Navy Building	Washington, DC	2014	1912/1987	109,000	55%
1775 Eye Street, NW	Washington, DC	2014	1964	186,000	100%
Subtotal				3,705,000	94%

Schedule of Properties (continued)
March 31, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET	Leased %
Retail Centers
Bradlee Shopping Center	Alexandria, VA	1984	1955	171,000	99%
Shoppes of Foxchase	Alexandria, VA	1994	1960/2006	134,000	100%
800 S. Washington Street	Alexandria, VA	1998/2003	1955/1959	46,000	93%
Concord Centre	Springfield, VA	1973	1960	76,000	72%
Gateway Overlook	Columbia, MD	2010	2007	220,000	87%
Frederick County Square	Frederick, MD	1995	1973	227,000	93%
Frederick Crossing	Frederick, MD	2005	1999/2003	295,000	99%
Centre at Hagerstown	Hagerstown, MD	2002	2000	331,000	95%
Olney Village Center	Olney, MD	2011	1979/2003	199,000	98%
Randolph Shopping Center	Rockville, MD	2006	1972	82,000	88%
Montrose Shopping Center	Rockville, MD	2006	1970	145,000	98%
Takoma Park	Takoma Park, MD	1963	1962	51,000	100%
Westminster	Westminster, MD	1972	1969	150,000	98%
Wheaton Park	Wheaton, MD	1977	1967	74,000	93%
Chevy Chase Metro Plaza	Washington, DC	1985	1975	50,000	87%
Spring Valley Village	Washington, DC	2014	1941/1950	78,000	81%
Subtotal				2,329,000	94%

Schedule of Properties (continued)
March 31, 2017

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET (1)	Leased %
Multifamily Buildings / # units
Clayborne / 74	Alexandria, VA	2008	2008	60,000	97%
Riverside Apartments / 1,222	Alexandria, VA	2016	1971	1,266,000	96%
Park Adams / 200	Arlington, VA	1969	1959	173,000	98%
Bennett Park / 224	Arlington, VA	2007	2007	214,000	97%
The Paramount / 135	Arlington, VA	2013	1984	141,000	96%
The Maxwell / 163	Arlington, VA	2014	2014	139,000	95%
The Wellington / 711	Arlington, VA	2015	1960	842,000	95%
Roosevelt Towers / 191	Falls Church, VA	1965	1964	170,000	96%
The Ashby at McLean / 256	McLean, VA	1996	1982	274,000	96%
Bethesda Hill Apartments / 195	Bethesda, MD	1997	1986	225,000	98%
Walker House Apartments / 212	Gaithersburg, MD	1996	1971/2003	157,000	98%
3801 Connecticut Avenue / 307	Washington, DC	1963	1951	178,000	95%
Kenmore Apartments / 374	Washington, DC	2008	1948	268,000	95%
Yale West / 216	Washington, DC	2014	2011	238,000	97%
Subtotal (4,480 units)				4,345,000	96%
TOTAL				10,379,000
(1) Multifamily buildings are presented in gross square feet.

Supplemental Definitions
March 31, 2017

Adjusted EBITDA (a non-GAAP measure) is earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, casualty gain, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities.

Annualized base rent ("ABR") is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt service coverage ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to total market capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to fixed charges ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Economic occupancy is calculated as actual real estate rental revenue recognized for the period indicated as a percentage of gross potential real estate rental revenue for that period. We determine gross potential real estate rental revenue by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates for comparable properties. We do not consider percentage rents and expense reimbursements in computing economic occupancy percentages.

Ending Occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period. Multifamily unit basis ending occupancy is calculated as occupied units as a percentage of total units as of the last day of that period.

NAREIT Funds from operations ("NAREIT FFO") is defined by National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in an April, 2002 White Paper as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations ("Core FFO") is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Funds Available for Distribution ("FAD") is calculated by subtracting from NAREIT FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Net Operating Income (“NOI”) is a non-GAAP measure defined as real estate rental revenue less real estate expenses. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment, casualty gains and losses, and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straightlining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

Recurring capital expenditures represent non-accretive building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term.

Same-store portfolio properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

Same-store portfolio net operating income (NOI) growth is the change in the NOI of the same-store portfolio properties from the prior reporting period to the current reporting period.